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Exhibit 5.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use of our report dated January 7, 2008 with respect to the financial statements of Central Fund of Canada Limited as at October 31, 2007 and 2006 and for each of the years in the three year period ended October 31, 2007, incorporated by reference in the Registration Statement on Form F-10 of Central Fund of Canada Limited dated March 24, 2008.

/s/ Ernst & Young LLP

Chartered Accountants
Toronto, Canada
March 24, 2008

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  Exhibit 5.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM